OPERATING
AGREEMENT


OF


FIRST COMPUTER
SERVICES, LLC



THE INTERESTS IN THIS COMPANY HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, OR UNDER THE SECURITIES LAWS OF ANY
STATE AND MAY NOT BE SOLD, TRANSFERRED OR
OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER
THAT ACT AND THE APPLICABLE STATE
SECURITIES LAWS, OR THE COMPANY SHALL HAVE
RECEIVED AN OPINION OF COUNSEL (WHICH COUNSEL
AND OPINION SHALL BE SATISFACTORY TO THE
COMPANY'S COUNSEL) THAT REGISTRATION OF SUCH
SECURITIES UNDER THAT ACT AND UNDER THE PROVISIONS
OF APPLICABLE STATE SECURITIES LAWS IS NOT
REQUIRED.
THE INTERESTS IN THIS COMPANY ARE SUBJECT TO
THE RESTRICTIONS AND PROVISIONS OF THIS
OPERATING AGREEMENT AND MAY ONLY BE DISPOSED
OF OR ENCUMBERED IN COMPLIANCE HEREWITH.


OPERATING AGREEMENT
OF
FIRST COMPUTER SERVICES, LLC


THIS OPERATING AGREEMENT ("Agreement") is
made and entered into as of the 1st day of December, 2001 by and among FIRST COMPUTER SERVICES, LLC, a Kansas limited
liability company (the "Company"); FIRST AMERICAN
CAPITAL CORP. (the Manager"); and the persons executing this
Agreement as "Members" (as set forth on Schedule A attached
hereto) (the "Members").
WHEREAS, on June 20, 2001, the Company was formed
by the filing of Articles of Organization with the Kansas Secretary of State under the Kansas Revised Limited Liability Company Act
(the "Act").
NOW, THEREFORE, the Members and the Manager
hereby adopt this Agreement as the "operating agreement" of the Company under the Act to set forth the rules, regulations and provisions regarding the management and business of the
Company, the governance of the Company, the conduct of its
business, and the rights and privileges of its Members, and in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:
ARTICLE I
BUSINESS PURPOSES AND OFFICES
1.1	Business Purpose.  The business purpose of the
Company shall be to hold a license to use and to operate a data processing system, all in accordance with this Agreement. The
Company shall be an association among the Members only for
such specifically authorized business purpose and shall not be deemed to create any association among the Members with respect to any other activities whatsoever other than the activities within such business purpose described herein. The Company shall not engage in any other business without the unanimous written
consent of its Members.
1.2	Principal Office.  The principal business office of
the Company shall be located at 1303 SW First American Place,
Topeka, KS 66604 or at such other place(s) as the Manager may determine from time to time.
1.3	Registered Office and Resident Agent.  The location
of the registered office and the name of the resident agent of the Company in the State of Kansas shall be as stated in the Articles (defined below), or as shall be determined from time to time by the Manager and appropriately filed with the Kansas Secretary of State as required by the Act.
ARTICLE II
DEFINITIONS
2.1	Terms Defined Herein.  Certain terms used in this
Agreement are defined in the Tax Exhibit (defined below).  As used herein, the following terms shall have the following
meanings, unless the context otherwise specifies:
"Act" means the Kansas Revised Limited Liability
Company Act, as amended from time to time.
 "Agreed Value" means the aggregate value of the
Company as last agreed upon in writing from time to time by all Members. Such writing shall bear its effective date. Any writing executed by the Members setting forth the Agreed Value shall be effective until the earlier of the execution of a new writing signed by the Members setting forth the Agreed Value or twenty-four (24) months. The Members may at any time execute a new writing setting forth the Agreed Value, which shall automatically replace all prior writings with respect to Agreed Value, and in no event shall any but the last writing setting forth the Agreed Value be effective. Such writings setting forth the Agreed Value may be in the form or substantially in the form of Schedule D attached hereto.
"Agreement" means this Operating Agreement of the
Company, as amended from time to time.
"Articles" means the Articles of Organization of the
Company filed with the Kansas Secretary of State, as amended from time to time.
"Available Cash" means the aggregate amount of cash on
hand or in bank, money market or similar accounts of the Company at any given time derived from any source (other than Capital Contributions and liquidation transactions) which the Manager determines is available for distribution to the Members in accordance with the Act any applicable contractual covenants after all current debt service obligations of the Company are satisfied, after any Required Distributions and after taking into account any amount required or appropriate to maintain a reasonable amount of Reserves.
"Bankruptcy," with respect to any Person, means the entry
of an order for relief against such Person under the United States Bankruptcy Code, the insolvency of such Person under any state insolvency act or any other event of "bankruptcy" with respect to such Person as described in the Act.
"Business" means the business to be conducted by the
Company with respect to the license and operation of the data processing system in accordance with this Agreement.
"Capital Account" means the separate bookkeeping account
established and maintained for each Member by the Company
pursuant to Section 3.3.
"Capital Contribution," with respect to a Member, means
the total amount of cash and the net Fair Value of property contributed by such Member (or his predecessor in interest) to the capital of the Company.
"Code" means the Internal Revenue Code of 1986, as
amended from time to time, or corresponding provisions of future laws.
"Company" means First Computer Services, LLC, a Kansas
limited liability company.
"Defaulting Member" has the meaning set forth in
Section 3.2(b).
"Designated Representatives" has the meaning set forth in
Section 5.3.
"Distributions" means any distributions by the Company to
the Members of Available Cash, Required Distributions or
Liquidation Proceeds.
"Fair Value" of an asset or property means its fair market
value.
"Interest" refers to all of a Member's rights and interests in the Company in its capacity as a Member, all as provided in the Articles, this Agreement and the Act. "Interest" does not include a Member's rights as a lender to or creditor of the Company, as an independent contractor of the Company, or in any other similar capacity.
"Liquidation Proceeds" means all Property at the time of
liquidation of the Company and all proceeds thereof.
"License Agreement" means the Agreement for USSI
Licensed Programs dated May 11, 2001.
"Licensed Programs" means that certain Individual Life and
Health Administration System which is licensed to the Company by United Systems and Software, Inc. from time to time.
"Manager" means the Person(s) serving as the manager(s)
of the company from time to time, as determined under Section 6.1 below. The initial Manager is First American Capital Corp.
"Majority in Interest" means any Member or group of
Members holding an aggregate of more than 50% of the Percentage Interests held by all Members. Whenever this Agreement provides that a Majority in Interest is to be determined by excluding a Member(s) or is to be determined out of only certain Members, then a Majority in Interest means any Member or group of
Members holding an aggregate of more than 50% of the Percentage Interests held by all of the non-excluded Members.
"Members" means those Persons executing this Agreement
as members of the Company, or otherwise becoming bound by this Agreement as members of the Company as provided in this
Agreement, including any Substitute Members, in each such
Person's capacity as a member of the Company.  The Members are set forth on Schedule A attached hereto.  Schedule A shall be updated from time to time by the Members to reflect the then current Members of the Company.
"Percentage Interest," with respect to a Member, means
such Member's percentage interest in certain items or matters relating to the Company.  The Percentage Interests of the Members
are set forth on Schedule A attached hereto.  The Percentage
Interests of the Members shall be subject to adjustment from time to time as provided by this Agreement.  Schedule A attached
hereto shall be updated from time to time by the Members to
reflect the then current Percentage Interest of each Member.
"Person" means any natural person, partnership, limited
liability company, corporation, association, cooperative, trust, estate, custodian, nominee or other individual or entity in its own or representative capacity.
"Prime Rate" means the annual rate of interest reported
from time to time in The Wall Street Journal under the column
"Money Rates" (or any successor column) as being the "Prime
Rate."
"Property" means all properties and assets that the
Company may own or otherwise have an interest in (to the extent of such interest) from time to time.
"Required Distribution" means, with respect to each
taxable year of the Company, an amount equal to the net income of the Company for Federal income tax purposes multiplied by
_____%.
"Reserves" means amounts set aside from time to time by
the Manager pursuant to Section 4.8.
"Substitute Member" has the meaning set forth in
Section 9.3 below.
"Tax Exhibit" means the additional definitions and
provisions that are contained in Schedule B attached hereto. "Transfer" means (i) when used as a verb, to give, sell, exchange, assign, transfer, pledge, hypothecate, bequeath, devise or otherwise dispose of or encumber, and (ii) when used as a noun, the nouns corresponding to such verbs, in either case voluntarily or involuntarily, by operation of law or otherwise, including, without limitation, upon Bankruptcy, death, divorce, marriage dissolution or otherwise.
"Treasury Regulations" means the regulations promulgated
by the Treasury Department with respect to the Code, as such regulations are amended from time to time, or corresponding provisions of future regulations.
2.2	Other Definitional Provisions.
(a)	As used in this Agreement, accounting terms
not defined in this Agreement, and accounting terms partly
defined to the extent not defined, shall have the respective meanings given to them under tax accounting principles.
(b)	The words "hereof," "herein" and
"hereunder" and words of similar import when used in this
Agreement shall refer to this Agreement as a whole and not
to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this
Agreement unless otherwise specified.
(c)	Words of the masculine gender shall be
deemed to include the feminine or neuter genders, and vice
versa, where applicable.  Words of the singular number
shall be deemed to include the plural number, and vice
versa, where applicable.
ARTICLE III
CAPITAL CONTRIBUTIONS AND LOANS
3.1	Initial Capital Contributions.  The Members have
made or will make promptly the initial Capital Contributions to the Company in cash as set forth on Schedule A.
3.2	Additional Capital Contributions; Defaulting
Members.
(a)	The Members recognize that the Company
may require capital from time to time, in addition to that
contributed pursuant to Section 3.1, in order to accomplish
the purpose and business for which it is formed.  The
Members as a group shall be required to make one or more
additional Capital Contributions to the Company from time
to time in any amount upon the determination by the
Manager in good faith that such additional capital
contributions are necessary for the Company.  Upon any
such determination, the Manager shall, by written notice,
call for any such additional contributions to be made by the
Members to the capital of the Company.  Within 20 days
following the issuance of such a capital call, each Member
shall contribute, in cash, to the capital of the Company an
amount (the "Additional Contribution") equal to such
Member's Percentage Interest multiplied by the aggregate
additional Capital Contribution to be made by all Members.
(b)	If any Member fails or refuses for any reason
to make in a timely manner any part or all of an Additional Contribution (the "Unpaid Additional Contribution"), such
Member shall be in default hereunder and shall be deemed
to be a "Defaulting Member" and the following shall apply:
(i)	The Unpaid Additional Contribution
shall constitute an obligation of such Defaulting
Member to the Company and shall bear interest
from the date of such Defaulting Member's default
at a floating annual rate of interest equal to the
lesser of (A) three percent (2%) (200 basis points)
over the Prime Rate in effect from time to time, or
(B) the maximum rate permitted by law.  Interest
shall be compounded monthly and be payable on
demand.  The Company may, upon the decision of a
Majority in Interest (determined by excluding the
Defaulting Member), institute suit in any court of
competent jurisdiction to enforce such obligation of
the Defaulting Member.  In addition, the Company
shall be entitled to recover in such suit all costs and
expenses, including, but not limited to, court costs
and reasonable attorneys' fees, thereby incurred by
the Company and any damages (except incidental or
consequential damages) sustained by the Company
as a result of the default by the Defaulting Member.
(ii)	By becoming a Member, each
Member shall be deemed to have granted to the
Company a first priority lien and security interest
upon such Member's Interest as security for the
payment of all Additional Contributions and other
obligations of such Member to the Company.  This
Agreement shall be deemed to be a security
agreement with respect to such security interest and
collateral and each Member shall promptly execute
and deliver to the Company any financing
statements or other instruments that the Company,
or any other Member, may request for purposes of
perfecting or continuing such security interest.
Upon the failure of a Member to execute and deliver
such financing statements or other instruments, the
other Members, and each of them, as attorney-in-
fact for such Member, may execute and deliver such
financing statements or other instruments for, in the
name and on behalf of such Member.  With respect
to a Defaulting Member, the Company, acting upon
the decisions of a Majority in Interest (determined
by excluding the Defaulting Member), shall have all
of the rights and remedies of a secured party under
the Uniform Commercial Code, including, without
limitation, and in addition to the rights under such
law, the right to sell, effective as of the first day of
the fiscal quarter in which the default occurs or such
subsequent date as the Company may determine, by
public or private sale upon 10 days advance notice
to the Defaulting Member, the Defaulting Member's
Interest or any part thereof and to cause the acquirer
to become a Substitute Member in lieu of the
Defaulting Member with respect to the Interest so
acquired upon compliance with Section 9.3 (other
than subsections (b) and (e) thereof).  In addition,
the Company shall have the right to retain and set-
off against the Unpaid Additional Contribution of a
Defaulting Member and any accrued interest
thereon all amounts becoming otherwise
distributable or payable to such Defaulting Member
by the Company.  Any amount so retained and set-
off by the Company shall be deemed to be a
constructive cash distribution to the Defaulting
Member and a constructive cash payment by it to
the Company.  Any payment, whether constructive
or actual, shall be applied first against any unpaid
accrued interest on the Defaulting Member's
Unpaid Additional Contribution and the remainder
shall be applied against its Unpaid Additional
Contribution.
(iii)	Upon the dissolution and termination
of the Company, that part of an Additional
Contribution contributed by a non-defaulting
Member that corresponds proportionately to the
then Unpaid Additional Contribution of a
Defaulting Member shall be deemed to be a loan to
the Company by the non-defaulting Member for
purposes of the distribution priorities set forth in
Section 4.2 below.
(c)	So long as a Member remains a Defaulting
Member, such Member shall have no voting rights with
respect to decisions of the Company and only the votes of
the non-Defaulting Members shall be taken into account for
all such purposes.  The Defaulting Members and their
Percentage Interests shall be disregarded completely for all purposes of determining whether the requisite votes have
been obtained from a Majority in Interest, or all of the
Members, as the case may be, and such requisite votes shall
only be required out of the non-Defaulting Members.  In
addition, so long as a Member remains a Defaulting
Member, such Member shall not be entitled to use of the
Licensed Programs.
3.3	Capital Accounts.  A separate Capital Account shall
be maintained for each Member in accordance with the Tax
Exhibit.
3.4	Capital Withdrawal Rights, Interest and Priority.
Except as otherwise expressly provided in this Agreement, (i) no Member shall be entitled to withdraw, receive any return of or reduce such Member's Capital Contribution or Capital Account or to receive any distributions from the Company, (ii) no Member shall be entitled to demand or receive property other than cash in return for its Capital Contribution or as part of any Distribution,
(iii) no Member shall be entitled to receive or be credited with any interest on any Capital Contribution or the balance in such
Member's Capital Account at any time, and (iv) no Member shall have any priority over any other Member as to the return of the Capital Contribution of such Member or the balance in such
Member's Capital Account.
3.5	Loans From Members.  Any Member may make
(but shall not be obligated to make) a loan to the Company in such amounts, at such times and on such terms and conditions as may be approved in good faith by the Manager. Loans by any Member to the Company shall not be considered as contributions to the capital of the Company.  Except as provided in Section 3.6, no Member shall be obligated to guarantee or cause any other Person to guarantee personally or provide any personal collateral to secure the obligations of the Company.
3.6	Additional Provisions Regarding Guarantees.
(a)	If required by an institutional lender or
lessor that is not related to or affiliated with a Member,
each Member and its principal owner(s) and their respective
spouse(s) (each, a "Guarantor" and collectively, the
"Guarantors") shall guarantee the Member's Percentage
Interest of such loan or lease.  In the event any claim is
made upon the Guarantors, or any of them, under such
guarantees or with respect to any personal collateral
pledged to secure such guarantees, each Member agrees to
pay (subject to the maximum obligation of each Member
under its guarantee) that portion of the payment to be made
or of the expenses (including reasonable attorneys' fees)
incurred in defending against such claim which is the
Member's Percentage Interest in the Company.
(b)	The Members agree to coordinate and
cooperate with each other in defending against any claim by
any such creditor.  Each Member agrees to indemnify and
hold every other Member and its Guarantors harmless from
and against any and all loss, liability, cost, damage or
expense (including reasonable attorney's fees) resulting
from the indemnifying party's default in his or its
obligation set forth in this Section.  The indemnification
provisions of this Section are for the sole use and benefit of the Members and the Guarantors and may not be relied
upon by any creditor of the Company, any creditor of the
Members or any other third party.
(c)	The Company agrees to promptly pay, when
due and payable, all principal, interest, and other amounts
on, or in connection with such guaranteed loan and lease
obligations.  The Company farther agrees, subject to the
provisions of the guarantees and the documents evidencing
and securing such loan or lease, to indemnify and hold the
Guarantors, and each of them, harmless from and against
any and all loss, liability, damage, cost or expense
(including reasonable attorneys' fees) which they, or any of them, may incur as a result of any claim made by the
creditor under the guarantees as a result of the Company's
default on the guaranteed obligations.
3.7	No Personal Liability.  Except as otherwise
expressly provided in this Agreement, no Member shall be
personally liable for the return of any Capital Contributions of, or loans made by, the Members or any portion thereof and the return of Capital Contributions and repayment of loans shall be made solely from the Company's assets.  The Members shall not be
personally liable for the payment or performance of the debts and other obligations of the Company.
3.8	No Liability for Restoration of Negative Capital
Account.  Notwithstanding anything in this Agreement to the
contrary, no Member shall have an obligation to contribute
additional capital to the Company to restore a negative Capital Account balance to zero.
ARTICLE IV
ALLOCATIONS AND DISTRIBUTIONS
4.1	Non-Liquidation Cash Distributions.
(a)	 Subject to any applicable contractual
restrictions and the availability of cash, the Company shall make quarterly distributions to the Members in accordance
with their respective Percentage Interests in an aggregate
amount with respect to each taxable year of the Company
equal to the Required Distribution.  Such quarterly
installments shall be estimated for the first three quarters of the year and shall be made within 20 days after the end of
each such quarter, and the final quarterly installment shall be made within 60 days after the end of the year. If the Distributions made by the Company under this subsection
(a) for any taxable year exceed the Required Distribution
for such year, the next scheduled distribution(s) to the
Members under this subsection (a) shall be reduced by the
amount of such excess until such excess has been fully
recovered by the Company.
(b)	The amount, if any, of Available Cash shall
be determined by the Manager from time to time and shall
be distributed to the Members in accordance with their
respective Percentage Interests.
4.2	Liquidation Distributions.  Liquidation Proceeds
shall be distributed in the following order of priority:
(a)	To the payment of debts and liabilities of the
Company (including to Members to the extent otherwise
permitted by law) and the expenses of liquidation; then
(b)	To the setting up of such reserves as the
Person required or authorized by law to wind up the
Company's affairs may reasonably deem necessary or
appropriate for any disputed, contingent or unforeseen
liabilities or obligations of the Company, provided that any such reserves shall be paid over by such Person to an
independent escrow agent, to be held by such agent or its
successor for such period as such Person shall deem
advisable for the purpose of applying such reserves to the
payment of such liabilities or obligations and, at the
expiration of such period, the balance of such reserves, if
any, shall be distributed as hereinafter provided; then
(c)	The remainder to the Members in
accordance with and to the extent of their respective
positive Capital Account balances after taking into account
the allocation of all Income or Loss pursuant to this
Agreement for the taxable year(s) in which the Company is
liquidated.
4.3	Profits, Losses and Distributive Shares of Tax
Items.  The Company's net income or net loss, as the case may be, for each taxable year of the Company, as determined in accordance with such method of accounting as may be adopted for the
Company pursuant to Article VIII hereof, shall be allocated to the Members for both financial accounting and income tax purposes as set forth in this Article IV, except as otherwise provided for herein or unless all Members agree otherwise.
4.4	Allocation of Income, Loss and Credits.
(a)	Income or Loss (other than Income or Loss
from liquidation transactions) and Credits (as those
capitalized terms are defined in the Tax Exhibit) for each
taxable year shall be allocated among the Members in
accordance with their respective Percentage Interests.  To
the extent there is a change in the respective Percentage
Interests of the Members during the year, Income, Loss and
Credits shall be allocated among the pre-adjustment and post-adjustment periods as provided in the Tax Exhibit.
(b)	Income from liquidation transactions shall
be allocated among the Members in the following order of
priority:
(i)	To those Members, if any, with
negative Capital Account balances (determined
prior to taking into account any distributions
pursuant to Section 4.2) in the ratio that such
negative balances bear to each other until all such
Members' Capital Account balances equal zero;
then
(ii)	The remainder to the Members in
accordance with their respective Percentage
Interests.
(c)	Loss from liquidation transactions shall be
allocated among the Members in the following order of
priority:
(i)	To those Members, if any, with
positive Capital Account balances (determined prior
to taking into account any distributions pursuant to
Section 4.2) in the ratio that such positive balances
bear to each other until all such Members' Capital
Account balances equal zero; then
(ii)	The remainder to the Members in
accordance with their respective Percentage
Interests.
4.5	Special Tax Rules.  The special tax rules set forth in
the Tax Exhibit shall override any other provision of this
Article IV.
4.6	No Priority.  Except as may be otherwise expressly
provided in this Agreement, no Member shall have priority over any other Member as to Company income, gain, loss, credits and deductions or distributions.
4.7	Tax Withholding.  Notwithstanding any other
provision of this Agreement, the Manager is authorized to take any action that it determines to be necessary or appropriate to cause the Company to comply with any withholding requirements established under any federal, state or local tax law, including, without limitation, withholding on any distribution to any Member.
For all purposes of this Article IV, any amount withheld on any distribution and paid over to the appropriate governmental body shall be treated as if such amount had in fact been distributed to the
Member.
4.8	Reserves.  The Manager shall have the right to
establish, maintain and expend reasonable Reserves to provide for working capital, for debt service, for expected operating deficits, for facility expansions or replacements, and for such other purposes as the Manager may deem necessary or advisable.
ARTICLE V
MEMBERS' MEETINGS
5.1	Meetings of Members; Place of Meetings.  If
required by the Act, an annual meeting of the Members shall be held on the second __________ in __________ of each year or on such other date as the Members shall determine. Regular monthly, quarterly or other periodic meetings may be held upon the determination of the Manager or a Majority in Interest to hold such meetings. Special meetings may be called at any time by the
Manager or any Member. Meetings (whether annual, regular or
special meetings) of the Members may be held for any purpose or purposes, unless otherwise prohibited by statute. All meetings of the Members shall be held at such place within the Greater Topeka area as shall be stated in the notice of the meeting or at any other location agreed upon by the Manager and all of the Members. The Manager and Members of the Company may participate in a meeting by means of conference telephone or similar
communication equipment whereby the Manager and all the
Members participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.
5.2	Quorum; Voting Requirement.  The presence, in
person or by valid proxy, of a Majority in Interest shall constitute a quorum for the transaction of business by the Members. The affirmative vote of a Majority in Interest shall constitute a valid decision of the Members, except where a unanimous vote is required by the Act, the Articles or this Agreement.
5.3	Designated Representatives; Proxies.
(a)	Each Member that an entity shall designate
in writing to the Company and the other Members the
names of up to two officers, directors, partners, members,
employees or other affiliates of the Member who are to
serve as the "Designated Representatives" of the Member at
all meetings and in all votes, consents and approvals of the
Members. The designated individual(s) shall be the official Designated Representative(s) of the designating Member.
One of such Designated Representatives shall be the
primary voting representative of the Member and the other
(if any) shall be the alternative voting representative. Both Designated Representatives of a Member may attend meetings but only one Designated Representative shall cast
the Member's official vote on any matter.  The initial
Designated Representatives of the entity Members are as
shown on Schedule A and are hereby accepted by the other
Members.  If neither Designated Representative of a
Member is able to attend a particular meeting, the Member
may designate in writing another officer, director, partner, member, employee or affiliate of the Member to have
voting privileges for that specific meeting.  A Member may
change either or both of its Designated Representatives at
any time by giving written notice thereof to the Company
and the other Members.  No compensation shall be paid by
the Company to any Designated Representative for his or
her services in such capacity.
(b)	At any meeting of the Members, every
Member (acting through a Designated Representative if
applicable) having the right to vote shall be entitled to vote in person or by written proxy signed by such Member
appointing another Member to vote for such Member.  No
proxy may be given to any Person other than another
Member.
5.4	Notice.  Written notice stating the place, day and
hour of each meeting and, in the case of a special meeting, the purpose for which the meeting is called shall be delivered not less than ten days nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the person calling the meeting, to each Member entitled to vote at such meeting.  Notice to Members, if mailed, shall be deemed delivered as to any Member when deposited in the United States mail,
addressed to the Member at its usual place of business or last known address, with postage prepaid.
5.5	Waiver of Notice.  When any notice is required to
be given to any Member, a waiver thereof in writing signed by the Member, whether before, at, or after the time stated therein, or any attendance of the Member at the meeting (other than at the beginning of the meeting to object to the holding of the meeting), shall be equivalent to the giving of such notice.
5.6	Action Without Meeting.  The Members agree that a
meeting of the Members shall not be required for the Members to make any decision or to take any action to be made or taken by the Members by a Majority in Interest, or unanimously. Any decision or action required or permitted to be taken by the Members may be taken without a meeting if the action is evidenced by one or more written consents or documents constituting or describing the action to be taken, signed by a Member or Members having the requisite aggregate Percentage Interests.
ARTICLE VI
MANAGEMENT

6.1	The Manager.
(a)	The business and affairs of the Company
shall be managed by and under the direction of the
Manager.  The Manager may execute on behalf of the
Company all instruments, documents and contracts,
exercise all of the powers of the Company, and do all such
lawful acts and things, that are not by law, the Articles or this Agreement directed or required to be exercised or done
by the Members.  Any decision or act of the Manager
within the scope of its power and authority granted
hereunder shall control and shall bind the Company.  No
Member, in such capacity, shall have any authority to bind
the Company.
(b)	The Manager is First American Capital
Corp.  The Manager may resign from such position at any
time upon giving 30 days' prior written notice to the
Members.  Upon the death, mental incapacity or resignation
of a Manager, a Majority in Interest shall appoint or elect a replacement Manager.
6.2	Authority of the Manager. In addition to the rights
and authority given to the Manager elsewhere in this Agreement, but subject to the limitations set forth in Sections 6.3 and 6.4, the Manager shall have the right, power and authority from time to time to make such decisions and take such actions for and on behalf of the Company as the Manager deems necessary or
appropriate to operate the Business and, not in limitation of the foregoing, to make the following decisions and take the following actions on behalf of the Company, all subject to any limitations set forth in this Agreement or in the Act:
(a)	Install the Licensed Programs on a work
station located at the premises of the Manager;
(b)	Cause United Systems and Software, Inc.  to
maintain and service the Licensed Programs in accordance
with the License Agreement;
(c)	Make all decisions relating to the use of the
Licensed Programs;
(d)	Exercise all rights and perform all
obligations as the Licensee under the License Agreement,
including the execution of any and all amendments to the
License Agreement;
(e)	Execute any sublicenses relating to the
Licensed Programs;
(f)	Acquisition of insurance coverages for the
protection or benefit of the Company or the Property;
(g)	Temporary investment of funds of the
Company in short term investments where there is
appropriate safety of principal;
(h)	To: (1) bring or defend, pay, collect,
compromise, arbitrate, resort to legal action or otherwise
adjust claims or demands of or against the Company;
(2) make or revoke any election available to the Company
under any tax law; (3) enforce the Company's rights and
perform its obligations under all agreements to which the
Company is a party; (4) carry out the decisions of the
Members made pursuant to this Agreement; (5) prepare,
execute, and file any documents required to be filed with
any government authority; and (6) expend Company funds
necessary or appropriate to effect any of the foregoing;
(i)	Negotiation and execution of all documents
and agreements, and the exercise of all rights and remedies, of the Company in connection with the foregoing.
The Company, through any Member, Majority in Interest,
or otherwise, shall not make any changes or additions to the
Licensed Programs without the consent and approval of the
Manager.
6.3	Limitations on Authority.
(a)	The Manager may take an action or execute
an agreement, instrument or document for any transaction not "in the ordinary course of business or affairs" in accordance with the power and authority set forth in this Agreement, subject to the limitations set forth in this Agreement. Whenever the consent or approval of the Members is required in this Agreement for any transaction or act of the Company, such consent or approval shall be required of Members holding the applicable aggregate
Percentage Interests as stated in this Agreement and there shall be no requirement that the majority of the Members, by number, approve or consent to any transaction or act.
For purposes of this Agreement, actions and/or transactions
"in the ordinary course of business or affairs" or "in the usual way of the business or affairs" shall include, but not be limited to, the exercise by the Manager of its authority as specified in Section 6.2, except as prohibited or limited by
Section 6.3(b), (c) or (d) or elsewhere in this Agreement, and the Members hereby approve of such actions and/or transactions and agree that they may be taken by the Manager without obtaining any further approval of the Members.



(b)	The Company, through the Manager,
Majority in Interest or otherwise, shall not take any of the following actions unless approved or authorized by all
Members:
(i)	Any action required by any provision
of this Agreement or by law to be approved or
authorized by all Members;
(ii)	Terminate the License Agreement;
(iii)	Cause the Company to file for
bankruptcy;
(iv)	Cause the Company to merge or
consolidate with any other entity.
(c)	The Company, through the Manager,
Majority in Interest or otherwise, shall not (i) acquire any assets from any Member or affiliate of a Member unless the assets are required by the Company for the Business and the acquisition terms are at least as favorable to the Company as would be available from nonaffiliated third parties or
(ii) sell any assets to any Member or affiliate of a Member unless the terms of such sale are at least as favorable to the Company as would be available from nonaffiliated third parties.
6.4	Acknowledgement of Members.
The Members acknowledge and agree as follows:
(a)	the License Programs shall be installed on a
workstation or server located at the premises of the
Manager;
(b)	each Member shall have access to the
License Programs, but each Member will assume sole responsibility for selection, operation, maintenance and support for its hardware, operating system and internet connection needed to access the License Programs; and
(c)	the Manager and the Company shall not be
liable for any delays or malfunctions that occur with respect to each Member's hardware, operating system and/or internet connection, including, without limitations, any outages, interruptions of service or down time occasioned thereby.
6.5	Compensation; Reimbursements.
(a)	Except as provided in subsection (b) below
or as approved by a Majority in Interest, no Member shall be entitled to compensation for any services it may render to or for the Company. Except as otherwise expressly provided in this Agreement, the Manager and each Member shall be entitled to reimbursement from the Company for all reasonable direct out-of-pocket expenses incurred at the request or direction of the Manager on behalf of the Company as contemplated in this Agreement.

(b)	The provisions of this Section 6.5 shall not
prohibit the Company from entering into an agreement with
a Member, the Manager or an officer, director, employee,
owner or other affiliate of a Member for such Person to
render specific services to the Company and to receive
reasonable compensation for such services as approved in
good faith by a Majority in Interest.
(c)	The Manager shall be entitled to and shall
receive reasonable compensation for hosting and servicing
the Licensed Programs as determined from time to time by
the Members.
(d)	Any compensation paid to a Member or
Manager for its services shall be treated as a "guaranteed
payment" under Section 707(c) of the Code.
6.6	Other Business Ventures; Competition;
Confidentiality.
(a)	Subject to subsection (b) below, any
Member or Manager and its affiliates may engage in or
possess an interest in other real property or business
ventures of every nature and description, independently or
with others, whether or not similar to or in competition
with the business of the Company, and neither the
Company, the Manager nor the Members shall have, by
virtue of this Agreement or any law, any right in or to such other real property or business ventures or to any ownership or other interest in or the income or profits derived
therefrom.  No Manager or Member shall be obligated to
present any particular investment or business opportunity to the Company even if such opportunity is of a character
which, if presented to the Company, could be taken by the
Company, and each Manager and Member shall have the
right to take for its own account and with others or to
recommend to others any such opportunity.
(b)	All non-public information regarding the
Company, the Manager and the Members shall be treated
with confidentiality by the Company, the Manager and the
Members, and shall not be disclosed by the Company, the
Manager or the Members to third parties (other than as
necessary in the ordinary course of and to further the
Business) without the prior written consent of all of the
Members; provided, however, the Company, the Manager
and the Members may disclose such information to their
respective attorneys, accountants and other professional
advisors who have a need for such information provided
that such persons are informed of the confidential nature of the information and are directed to maintain the
confidentiality thereof.  The confidentiality obligations of the Members shall survive any termination of the
membership of any Member in the Company.  The
confidentiality obligations of the Manager shall survive any termination of such status.
(c)	The Manager shall not be required to devote
all of its time and business efforts to the affairs of the
Company, but the Manager shall devote so much of its time
and attention as is reasonably necessary and advisable to
manage the affairs of the Company to the best advantage of
the Company.
6.7	Officers.
(a)	Required Officers.  The officers of the
Company shall be elected or appointed from time to time
by the Manager and shall include a President and Secretary.
The Members may also elect or appoint a Treasurer and/or
one or more Vice Presidents, Assistant Secretaries and
Assistant Treasurers.  Any number of offices may be held
by the same person, unless this Agreement otherwise
provides.
(b)	Election of Officers.  A Majority in Interest
may elect, appoint and remove the officers from such
positions from time to time.  Until further action by a
Majority in Interest, the officers of the Company shall be:
		Rick Meyer			President
		Mike Donnelly		Secretary,
Treasurer
		Mike Fink			Vice President
(c)	Compensation of Officers.  The salaries and
compensation of all officers and agents shall be fixed by the
Board of Managers.
(d)	Duties of President.  The President shall be
the chief executive officer and chief operating officer of the
Company with all duties normally associated with such
positions, and shall preside at all meetings of the Members.
The President shall have general management of the day to
day operations of the Company and shall cause all decisions
of the Members to be carried into effect.
(e)	Duties of Vice President.  In the absence of
the President or in the event of the President's inability or refusal to act, the Vice President, if any (or in the event
there be more than one Vice President, the Vice Presidents
in the order designated by the Members, or in the absence
of any designation, then in the order of their election or
appointed), shall perform the duties of the President, and
when so acting, shall have all the powers of and be subject
to all the restrictions upon the President.  The Vice
Presidents shall perform such other duties and have such
other powers as may be prescribed by the Members or the
President.
(f)	Duties of Secretary.  The Secretary shall
attend all meetings of the Members and record all the
proceedings of the meetings of the Members in a book to be
kept for that purpose.  The Secretary shall perform such
other duties as may be prescribed by the Members or the
President.
(g)	Duties of Treasurer.  The Treasurer shall
have the custody of the corporate funds and securities and
shall keep full and accurate accounts of receipts and
disbursements in books belonging to the Company and
shall be responsible for preparing all financial statements.
ARTICLE VII
LIABILITY AND INDEMNIFICATION
7.1	Limitation of Liability.  To the extent permitted by
law, a Member, the Manager and their respective officers,
directors, partners, trustees, members, employees and agents shall not be liable for damages or otherwise to the Company or any
Member for any act, omission or error in judgment performed, omitted or made by it or them in good faith and in a manner
reasonably believed by it or them to be within the scope of
authority granted to it or them by this Agreement and in the best interests of the Company, provided that such act, omission or error in judgment does not constitute bad faith, fraud, gross negligence, willful misconduct or breach of fiduciary duty.
7.2	Indemnification.  The Company may indemnify
each Member, the Manager and their respective officers, directors, partners, trustees, members, employees and agents to the fullest extent permitted by the Act, but such indemnity shall not extend to any conduct by the party seeking indemnification that is determined by a court of competent jurisdiction to constitute bad faith, fraud, gross negligence, willful misconduct or breach of fiduciary duty. Any indemnity under this Section 7.2 shall be paid from, and only to the extent of, Company assets and no Member shall have any personal liability on account thereof.
7.3	No Application to Independent Contractor Status.
This provision of this Article VII shall not apply to any services or acts of a Member or Manager as an independent contractor of the Company.
ARTICLE VIII
ACCOUNTING AND BANK ACCOUNTS
8.1	Fiscal Year and Accounting Method.  The fiscal
year and taxable year of the Company shall be as designated by the Manager in accordance with the Code. The Manager shall determine the accounting method to be used by the Company.
8.2	Books and Records.  The books and records of the
Company shall be maintained at the principal office of the
Company. Each Member (or such Member's designated agent or representative) shall have the right during ordinary business hours and upon reasonable notice to inspect and copy (at such Member's own expense) all books and records of the Company (other than those containing trade secrets or similar confidential information) for any purpose reasonably related to the Member's Interest.
8.3	Financial Reports.  Within 90 days after the end of
each fiscal year of the Company, the Company shall cause to be prepared and delivered to each Member financial statements for the Company as of the end of such period.
8.4	Taxation as Partnership.  The Company shall be
treated as a "partnership" for Federal and state income tax
purposes.  All provisions of this Agreement and the Articles shall be construed and applied so as to preserve that tax status.
8.5	Tax Returns and Elections; Tax Matters Partner.
(a)	The Company shall cause to be prepared and
timely filed all federal, state and local income tax returns or other returns or statements required by applicable law.  The
Company shall claim all deductions and make such
elections for federal or state income tax purposes which the
Manager reasonably believes will produce the most
favorable tax results for the Members.
(b)	First American Capital Corp. is hereby
designated as, and hereby accepts the position of, the
Company's "Tax Matters Partner," as defined in the Code.
In such capacity, the Tax Matters Partner is hereby
authorized and empowered to act for and represent the
Company and each of the Members before the Internal
Revenue Service in any audit or examination of any
Company tax return and before any court selected by the
Tax Matters Partner for judicial review of any adjustment
assessed by the Service.  Each of the Members consents to
and agrees to become bound by all actions of the Tax
Matters Partner, including any contest, settlement or other
action or position which the Tax Matters Partner may deem
proper under the circumstances.  The Members specifically
acknowledge, without limiting the general applicability of
this Section, that the Tax Matters Partner shall not be liable, responsible or accountable in damages or otherwise to the
Company or any Member with respect to any action taken
by it in its capacity as a "Tax Matters Partner," except for gross negligence or willful misconduct.  All reasonable out-
of-pocket expenses incurred by the Tax Matters Partner in
such capacity shall be considered expenses of the Company
for which the Tax Matters Partner shall be entitled to full
reimbursement.
8.6	Section 754 Election.  In the event a distribution of
Company assets occurs which satisfies the provisions of Section
734 of the Code or in the event a transfer of an Interest occurs which satisfies the provisions of Section 743 of the Code, upon the determination of the Manager, the Company may elect, pursuant to
Section 754 of the Code, to adjust the basis of the Company's property to the extent allowed by such Section 734 or 743 and shall cause such adjustments to be made and maintained. Any additional accounting expenses incurred by the Company in
connection with making or maintaining any such basis adjustment shall be reimbursed to the Company from time to time by the distributee or transferee who benefits from the making and maintenance of such basis adjustment.  Each Member shall provide the Company with such information and such other cooperation as may be necessary to receive from such Member in order for such election to be made and effected.
8.7	Bank Accounts.  All funds of the Company shall be
deposited in a separate bank, money market or similar account(s) approved by the Manager and in the Company's name.
Withdrawals (by check or otherwise) therefrom shall be made only by the signature of persons authorized to do so by the Manager.
ARTICLE IX
TRANSFERS OF INTERESTS
9.1	General Restrictions.  No Member may Transfer all
or any part of such Member's Interest (including any Distribution rights associated with such Interest), except (i) as otherwise expressly permitted in this Agreement, or (ii) with the unanimous written consent of all Members. Any purported Transfer of all or any part of an Interest in violation of the terms of this Agreement shall be null and void and of no effect. A permitted Transfer shall be effective as of the date specified in the instruments relating thereto. Any assignee desiring to make a further Transfer shall be subject to all of the provisions of this Article IX to the same extent and in the same manner as any other Member desiring to make any Transfer.
9.2	Permitted Economic Transfers.  Each Member shall
have the right to Transfer all or part of the Distribution rights or other economic interests (but not to substitute the assignee as a Substitute Member in his place, except in accordance with
Section 9.3 below), by a written instrument, provided that:
(a)	the Transfer would not result in the
"termination" of the Company pursuant to Section 708 of
the Code;
(b)	a Majority in Interest (determined by
excluding the Member making the Transfer) has consented
in writing to such Transfer and assignee;
(c)	no permitted Transfer to a minor or
incompetent shall be made other than in trust for the benefit of such person or in custodianship under the Uniform
Transfers to Minors Act or similar legislation;
(d)	the assignee agrees in writing that the
assigned rights remain subject to all of the terms and
conditions of this Agreement and may not be further
Transferred except in compliance with this Agreement; and
(e)	If required by the Company, the Company
receives an opinion of counsel (which counsel and opinion
shall be satisfactory to the Company's counsel) to the effect that registration of the security being Transferred is not
required under the federal and applicable state securities
laws in connection with such Transfer.
Notwithstanding the foregoing, the following Transfers shall not require the consent of a Majority in Interest under clause (b) as long as the Transfers comply with clauses (a), (c), (d) and (e)
above:
(i)	Transfers pursuant to
Section 3.2(b);
(ii)	Transfers in compliance with
Sections 9.7(d) or 9.8;
(iii)	Transfers described in
Section 10.1(c)(B).
9.3	Substitute Members.  No assignee of all or part of a
Member's Interest shall become a Substitute Member in place of the assignor unless and until:
(a)	The Transfer complies with the provisions
of Section 9.2.
(b)	Except for Transfers under Section 3.2(b),
Section 9.7(d), and Section 9.8, the assignor Member (if
living) has stated such intention in the instrument of
assignment;
(c)	The assignee has executed an instrument
accepting and adopting the terms and provisions of this
Agreement as a Member;
(d)	The assignor or assignee has paid all
reasonable expenses of the Company in connection with the
admission of the assignee as a Substitute Member; and
(e)	Except for Transfers under Section 3.2(b),
Section 9.7(d) and Section 9.8, all of the other Members
have consented in writing to such assignee becoming a
Substitute Member, which consent may be withheld for any
or no reason.
Upon satisfaction of all of the foregoing conditions with
respect to a particular assignee, the Manager shall cause this Agreement (including Schedule A) and, if necessary, the Articles to be duly amended to reflect the admission of the assignee as a Substitute Member.
9.4	Effect of Admission as a Substitute Member.
Unless and until admitted as a Substitute Member pursuant to
Section 9.3, a permitted assignee of all or a part of a Member's Interest shall not be entitled to exercise any of the governance or other rights or powers of a Member in the Company (all of which shall remain with the assignor Member), including, without
limitation, the right to vote, grant approvals or give consents with respect to such Interest, the right to require any information or accounting of the Company's business or the right to inspect the Company's books and records. Such permitted assignee shall only be entitled to receive, to the extent of the Interest transferred to him, the Distributions to which the assignor would be entitled. A permitted assignee who has become a Substitute Member has, to the extent of the Interest transferred to him, all the rights and powers of the Person for whom he is substituted as the Member and is subject to the restrictions and liabilities of a Member under this Agreement and the Act. Upon admission of a permitted assignee as a Substitute Member, the assignor of the Interest so acquired by the Substitute Member shall cease to be a Member of the Company to the extent of such Interest.  A Person shall not cease to be a Member upon assignment of all of such Member's
Interest unless and until the assignee(s) becomes a Substitute
Member.
9.5	Additional Members.  Additional Members (as
distinguished from Substitute Members) may be admitted to the
Company only by the unanimous agreement of the Members.
Upon any such admission, the Manager shall determine in good faith (i) the Fair Value of the Capital Contribution being made by the additional Member in relation to the then Fair Value of the Company, and (ii) the Percentage Interest to be held by the new
Member on a prospective basis, and shall proportionately adjust the Percentage Interests and, if applicable, the Capital Accounts of all of the then existing Members on a prospective basis.
9.6	Withdrawal, Retirement or Resignation of a
Member.  No Member shall have the right or power, and no
Member shall attempt, to withdraw, resign or retire from the
Company. Any act or purported act of a Member in violation of this Section shall be null and void and of no effect.
9.7	Right of First Refusal.  If at any time a Member (the
"Selling Member") desires to Transfer all (but not less than all) of the Distribution rights associated with its Interest (the "Subject Interest") to a third party pursuant to a bona fide offer to purchase for cash, or cash and notes, the following shall apply:
(a)	The Selling Member shall give to each other
Member(s) (collectively the "Other Members") a written
offer describing the Subject Interest, the name of the
proposed purchaser, the price and payment terms and other
terms and conditions offered by the proposed purchaser (the
"Offer").
(b)	The Other Members shall have 30 days from
the receipt of the Offer to accept the terms and conditions
set forth in the Offer, as buyer, by giving written notice
thereof to the Selling Member.  Subject to subsection (c)
below, each Other Member shall have the right to purchase
a portion of the Subject Interest equal to (i) a fraction the numerator which is the Percentage Interest of the Other
Member and the denominator of which is the sum of the
Percentage Interests of all of the Other Members who desire
to purchase part of the Subject Interest or (ii) such other
portion as shall be agreed upon by all such Other Members
who desire to so purchase.
(c)	If some or all of the Other Members agree to
purchase all (but not less than all) of the Subject Interest, then the Selling Member and the Other Members who are
purchasing shall close the purchase upon the terms and
conditions of the Offer within 60 days after the Offer is
made (or if later the closing date set forth in the Offer).  If the purchase price set forth in the Offer includes any
secured notes, a pledge of the Subject Interest as collateral by the purchasing Other Members shall be deemed
equivalent to the collateral described in the Offer.
(d)	If the Other Members fail to agree to
purchase all of the Subject Interest within the time period
set out above, the Selling Member shall have the right
(subject to compliance with the provisions of Section 9.2
(excluding subsection (b) thereof) and if the purchaser is to become a Substitute Member, subject to Section 9.3
(excluding subsection (e) thereof)) to consummate the sale
or conveyance of all of the Subject Interest so long as (i) the purchaser is the proposed purchaser named in the Offer, (ii)
the price, payment and other terms are at least as favorable to the Selling Member as those set forth in the Offer, (iii)
the closing occurs on or before the date set forth in the
Offer (but no more than 120 days after the date of the
Offer).
(e)	 Any purchaser of a Subject Interest under
subsection (d) above desiring to make a further sale or
conveyance of any part of the Subject Interest shall be
subject to this Section.
9.8	Option to Purchase Upon Change in Control of
Member.
(a)	Upon a Change in Control (defined below)
of any Member (the "Transferring Member"), the Company
(or its assigns) may exercise an option to purchase all (but not less than all) of such Transferring Member's Interest.
The Company (or its assigns) may exercise the option
granted to it herein at any time within sixty (60) days after the Company's receipt of written notice of the Change in
Control by delivering written notice of the election to
exercise the option to the Transferring Member within such
sixty (60) day period.  If the option granted to the Company is not timely exercised, the Transferring Member shall
remain a Member subject to this Agreement.
(b)	The purchase price for the purchase of the
Transferring Member's Interest upon the exercise of the
option by the Company under this Section 9.8 shall be the
Agreed Value of the Company at the time of the exercise of
the option multiplied by the Percentage Interest of the
Transferring Member.  In the event there is no effective
Agreed Value at the time of exercise of the option, the
purchase price shall be the Book Value of the Company at
the time of the exercise of the option multiplied by the
Percentage Interest of the Transferring Member.
(c)	The closing of such purchase and sale
described in this Section 9.8 shall take place at the office of the Company at a date designated by the Manager, within
ten (10) days of the expiration of the option granted to the
Company in Section 9.7(a).  At the closing, the
Transferring Member shall execute and deliver to the
Company (or its assigns) any and all instruments as shall be reasonably required by the Company (or its assigns) to effect the transfer of the Transferring Member's Interest,
free and clear of all liens, claims and encumbrances.
(d)	The purchase price shall be paid in cash or
its equivalent at the closing by the Company (or its assigns)
to the Transferring Member.
(e)	For purposes of this Agreement, a "Change
in Control" shall mean (i) the sale of all or substantially all of the assets of the Member, (ii) any merger, consolidation
or business combination pursuant to which the owners of
the Member immediately prior to such transaction no
longer own securities of the Member or the surviving entity
possessing 51% or more of the total voting power, or (iii) a transfer, either involuntary or voluntary, in more that 50%
of the ownership interest of such Member to any Person
other than an existing owner of such Member.
(f)	Upon the purchase of the Transferring
Member's Interest in accordance with this Section, the
Company shall cause any guaranty given by or collateral
pledged by the Transferring Member or its affiliates to
secure obligations of the Company to be released by the
secured party and shall repay any loans made by the
Transferring Member and its affiliates to the Company.
ARTICLE X
DISSOLUTION AND TERMINATION
10.1	Events Causing Dissolution.  The Company shall be
dissolved upon the first to occur of the following events:
(a)	The expiration of the period (if any) fixed
for the duration of the Company, as set forth in the Articles, unless extended by the unanimous written consent of the
Members.
(b)	The written agreement of a Majority in
Interest to dissolve.
(c)	Any other event causing a dissolution of the
Company under the provisions of the Act, except that (i) a
vote of the Members to dissolve shall cause a dissolution
only if it satisfies clause (b) above or the next sentence, and
(ii) the death, withdrawal, retirement, resignation,
Bankruptcy or dissolution of a Member or the occurrence of
any other event that terminates the continued membership
of a Member or an event of withdrawal of a Member shall
not cause the Company to be dissolved or its affairs to be
wound up.  Upon the occurrence of any such event, the
Company shall be continued without dissolution, unless
within 90 days following the occurrence of such event, the
other Members unanimously agree in writing to dissolve
the Company.  If the Company is not so dissolved, the
business of the Company shall continue (A) with the
affected Member, if living, remaining as a Member, or (B)
if such Interest is transferred to a successor holder by
operation of law, with such assignee being a permitted
assignee of the Distribution rights associated with such
Interest, but such assignee shall become a Substitute
Member only in accordance with Section 9.3 above.
10.2	Effect of Dissolution.  Except as otherwise provided
in this Agreement, upon the dissolution of the Company, the
Members shall take such actions as may be required pursuant to the
Act and shall proceed to wind up, liquidate and terminate the business and affairs of the Company.  In connection with such winding up, a Majority in Interest shall have the authority to liquidate and reduce to cash (to the extent necessary or appropriate) the assets of the Company as promptly as is consistent with obtaining a fair and reasonable value therefor, to apply and distribute the proceeds of such liquidation and any remaining assets in accordance with the provisions of Section 10.3 below, and to do any and all acts and things authorized by, and in accordance with, the Act and other applicable laws for the purpose of winding up and liquidation.
10.3	Application of Proceeds.  Upon dissolution and
liquidation of the Company, the assets of the Company shall be applied and distributed in the order of priority set forth in
Section 4.2.
ARTICLE XI
MISCELLANEOUS
11.1	Title to Assets.  Title to the Property and all other
assets acquired by the Company shall be held in the name of the Company. No Member shall individually have any ownership interest or rights in the Property or any other assets of the
Company, except indirectly by virtue of such Member's ownership of an Interest. No Member shall have any right to seek or obtain a partition of the Property or other assets of the Company, nor shall any Member have the right to any specific assets of the Company upon the liquidation of or any distribution from the Company.
11.2	Nature of Interest in the Company.  A Member's
Interest shall be personal property for all purposes.
11.3	Organizational Expenses.  With the approval of the
Manager, the Company shall directly pay or reimburse the
Members or give them credit toward their initial Capital
Contributions for the direct out-of-pocket expenses incurred by them on behalf of the Company in connection with the creation and formation of the Company (including, without limitation, the preparation of the Articles and this Agreement).
11.4	Powers of Attorney.  Each power of attorney
granted by each Member under this Agreement is a durable power of attorney, is coupled with an interest, is irrevocable, and shall survive the death, incapacity, dissolution, termination or bankruptcy of the Member and/or the Transfer by the Member of
all or part of such Member's Interest.
11.5	Notices.  Except for the notices required by
Section 5.4 which shall be governed by that section, any notice, demand, request, call, offer or other communication required or permitted to be given by this Agreement or by the Act shall be sufficient if in writing and if hand delivered or sent by mail to the address of the Member as it appears on the records of the
Company. All mailed notices shall be deemed to be given when deposited in the United States mail, postage prepaid.
11.6	Waiver of Default.  No consent or waiver, express
or implied, by the Company or a Member with respect to any
breach or default by another Member hereunder shall be deemed or construed to be a consent or waiver with respect to any other breach or default by such Member of the same provision or any other provision of this Agreement.  Failure on the part of the
Company or a Member to complain of any act or failure to act of another Member or to declare such other Member in default shall not be deemed or constitute a waiver by the Company or the
Member of any rights hereunder.
11.7	No Third Party Rights.  None of the provisions
contained in this Agreement shall be for the benefit of or
enforceable by any third parties, including, without limitation, creditors of the Company.
11.8	Set-Off.  Without limiting any other right the
Company may have, the Company, in its sole discretion, may set off against any amounts due a Member from the Company any and all liquidated amounts then or thereafter owed to the Company by the Member in any capacity, whether or not such amount or the obligations to pay such amount owed by the Member is then due.
11.9	Entire Agreement; Amendment.  This Agreement
(together with the Articles and any other agreements referenced herein) contains the entire agreement between the Members, in such capacity, and the Manager, in such capacity, relative to the formation, operation and continuation of the Company. Except as otherwise expressly provided elsewhere in this Agreement, this Agreement shall not be altered, modified or changed except by a written document duly executed by all Members at the time of such alteration, modification or change.
11.10	Severability.  In the event any provision of this
Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be enforced to the greatest extent permitted by law.
11.11	Binding Agreement.  Subject to the restrictions on
the disposition of Interests herein contained, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.
11.12	Headings.  The headings of the articles and sections
of this Agreement are for convenience only and shall not be
considered in construing or interpreting any of the terms or provisions hereof.
11.13	Counterparts.  This Agreement may be executed in
any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement that is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart. This
Agreement may be delivered by facsimile transmission.  This
Agreement shall be considered to have been executed by a person if there exists a photocopy, facsimile copy, or a photocopy of a facsimile copy of an original hereof or of a counterpart hereof which has been signed by such person.  Any photocopy, facsimile copy, or photocopy of facsimile copy of this Agreement or a counterpart hereof shall be admissible into evidence in any proceeding as though the same were an original.
11.14	Representations.  Each Member hereby represents to
the Company and each other Member that: (i) if an entity, the Member is duly organized, validly existing and in good standing under the laws of its state of formation, (ii) the execution, delivery and performance of this Agreement has been duly authorized by all necessary and appropriate action, (iii) this Agreement constitutes a valid and binding obligation of the Member, enforceable against it in accordance with the terms hereof, and (iv) the Interest is being acquired by the Member (A) solely for investment for the Member's own account and not as nominee or agent or otherwise on behalf of any other Person., and (B)
not with a view to or with any present intention to reoffer, resell, fractionalize, assign, grant any participation interest in, or otherwise distribute the Interest.
(a)	Each Member agrees to indemnify and hold
harmless the Company and each of the other Members from
and against any and all damage, loss, liability, cost and
expense (including reasonable attorneys' fees) which any of
them may incur as a result of the failure of any
representation by the indemnifying Member to be accurate.
11.15	Agreement Supersedes Act.  The provisions of this
Agreement shall supersede and control over any and all provisions of the Act to the contrary, to the maximum extent permitted by the
Act.
11.16	Dispute Resolution.  To the extent feasible, the
parties desire to resolve any controversies or claims arising out of or relating to this Agreement through discussions and negotiations between each other. All parties agree to attempt to resolve any disputes, controversies or claims arising out of or relating to this Agreement by face-to-face negotiation with the other party. In the event that, after good faith discussions, such controversies or claims cannot be resolved solely between the parties, the parties may agree upon any type of formal or informal dispute resolution that is feasible under the circumstances, including referral of any such dispute, controversy or claim to any third party for resolution.
 	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.
THE COMPANY:

FIRST COMPUTER SERVICES, LLC


By:	  /s/ Rick Meyer
	Rick Meyer, President

THE MANAGER:

FIRST AMERICAN CAPITAL CORP.


By:	 /s/ Rick Meyer
	 Rick Meyer
Its:	 President
THE MEMBERS:

FIRST AMERICAN CAPITAL CORP.


By:  /s/ Rick Meyer
       Rick Meyer
Its:  President


 FIRST ALLIANCE CORPORATION


By:  /s/ Mike Fink
	 Mike Fink
Its:	 President







SCHEDULE A

LIST OF MEMBERS
(12/01/2001)

E.I.N. 43-1933433


Name and Address

Designated
Representative(s)

Percentage
Interest

Initial Capital
Contribution

First American Capital Corp.
1303 SW First American Place
Topeka, KS 66604
Tax I.D. # 48-1187574

Rick Meyer	 (Primary)
Mike Donnelly (Alternate)

50.00%


First Alliance Corporation
2285 Executive Dr., Suite 308
Lexington, KY 40505
Tax I.D. # 61-1242009

Mike Fink	(Primary)
Tom Evans	(Alternate)

50.00%



















SCHEDULE B


TAX EXHIBIT


1.	As used in this Schedule, the following terms shall
have the following meanings, unless the context otherwise
specifies:
"Adjusted Capital Account Deficit" means, with respect to
any Member, the deficit balance, if any, in such Member's Capital
Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:  (i) increased for any amounts such
Member is unconditionally obligated to restore and the amount of such Member's share of Company Minimum Gain and Member
Minimum Gain after taking into account any changes during such year; and (ii) reduced by the items described in Treasury
Regulation sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).
"Company Minimum Gain" shall have the same meaning as
partnership minimum gain set forth in Treasury Regulation
section 1.704-2(d).  Company Minimum Gain shall be determined, first, by computing for each Nonrecourse Liability any gain which the
Company would realize if the Company disposed of the property subject to that liability for no consideration other than full satisfaction of such liability and, then, aggregating the separately computed gains. For purposes of computing gain, the Company shall use the basis of such property which is used for purposes of maintaining Capital Accounts under Section 3.3 hereof. In any taxable year in which a Revaluation occurs, the net increase or decrease in Company Minimum Gain for such taxable year shall be determined by: (1) calculating the net decrease or increase in
Company Minimum Gain using the current year's book value and the prior year's amount of Company Minimum Gain, and (2)
adding back any decrease in Company Minimum Gain arising
solely from the Revaluation.
"Credits" means all investment and other tax credits
allowed by the Code with respect to activities of the Company or the Property.
"Income" and "Loss" mean, respectively, for each fiscal
year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a), except that for this purpose (i) all items of income, gain, deduction or loss required to be separately stated
by Code Section 703(a)(1) shall be included in taxable income or loss; (ii) tax exempt income shall be added to taxable income or loss; (iii) any expenditures described in Code Section 705(a)(2)(B)
(or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing taxable income or loss shall be subtracted; and (iv) taxable income or loss shall be adjusted to reflect any item of income or loss specifically allocated in
Article IV.
"Member Minimum Gain" shall have the same meaning as
partner nonrecourse debt minimum gain as set forth in Treasury
Regulation section l.704-2(i)(3). With respect to each Member Nonrecourse Debt, Member Minimum Gain shall be determined by computing for each Member Nonrecourse Debt any gain which the
Company would realize if the Company disposed of the property subject to that liability for no consideration other than full satisfaction of such liability. For purposes of computing gain, the Company shall use the basis of such property which is used for purposes of maintaining Capital Accounts.  In any taxable year in which a Revaluation occurs, the net increase or decrease in
Member Minimum Gain for such taxable year shall be determined by:  (1) calculating the net decrease or increase in Member
Minimum Gain using the current year's book value and the prior year's amount of Member Minimum Gain, and (2) adding back any decrease in Member Minimum gain arising solely from the
Revaluation.
"Member Nonrecourse Debt" shall have the same meaning
as partner nonrecourse debt set forth in Treasury Regulation section 1.704-2(b)(4).
"Member Nonrecourse Deductions" shall have the same
meaning as partner nonrecourse deductions set forth in Treasury Regulation section 1.704-2(i)(2). Generally, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse
Debt for a fiscal year equals the net increase during the year in the amount of Member Minimum Gain (determined in accordance with Treasury Regulation section 1.704-2(i)) reduced (but not below zero) by the aggregate distributions made during the year of proceeds of a Member Nonrecourse Debt and allocable to the
increase in Member Minimum Gain, determined according to the provisions of Treasury Regulation section 1.704-2(i).
"Nonrecourse Deduction" shall have the same meaning as
nonrecourse deductions set forth in Treasury Regulation
section 1.704-2(b)(1). Generally, the amount of Nonrecourse Deductions for a fiscal year equals the net increase in the amount of Company Minimum Gain (determined in accordance with Treasury
Regulation section 1.704-2(d)) during such year reduced (but not below zero) by the aggregate distributions made during the year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of Treasury Regulation section 1.704-2(c) and (h). "Nonrecourse Liability" means a Company liability with respect to which no Member bears the economic risk of loss as determined under Treasury Regulation section 1.752-1(a)(2).
"Revaluation" means the occurrence of an event described
in clause (x), (y) or (z) of Section 2 below in which the book basis of Property is adjusted to its Fair Value.
2.	Capital Accounts.  Each Member's Capital Account
shall be (a) increased by (i) the amount of money contributed by such Member, (ii) the Fair Value of property contributed by such
Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under
Code Section 752), (iii) allocations to such Member, pursuant to
Article IV, of Company income and gain (or items thereof), and
(iv) to the extent not already netted out under clause (b)(ii) below, the amount of any Company liabilities assumed by the Member or which are secured by any property distributed to such Member; and
(b) decreased by (i) the amount of money distributed to such
Member, (ii) the Fair Value of property distributed to such Member
(net of liabilities secured by such distributed property that such
Member is considered to assume or take subject to under Code
Section 752), (iii) allocations to such Member, pursuant to
Article IV, of Company loss and deduction (or items thereof), and
(iv) to the extent not already netted out under clause (a)(ii) above, the amount of any liabilities of the Member assumed by the
Company or which are secured by any property contributed by such
Member to the Company.
In the event any interest in the Company is transferred in
accordance with the terms of this Agreement, the assignee shall succeed to the Capital Account of the assignor to the extent it relates to the transferred interest, except as otherwise provided in the written transfer agreement between the assignor and assignee.
In the event of (x) an additional capital contribution by an existing or an additional Member of more than a de minimis
amount or a distribution of property which results in a shift in Percentage Interests, (y) the distribution by the Company to a
Member of more than a de minimis amount of property (other than cash) or (z) the liquidation of the Company within the meaning of Treasury Regulation section 1.704-1(b)(2)(ii)(g), the book basis of the Company Property shall be adjusted to Fair Value and the Capital
Accounts of all the Members shall be adjusted simultaneously to reflect the aggregate net adjustment to book basis as if the
Company recognized gain and loss equal to the amount of such aggregate net adjustment.
The foregoing provisions of this Section 2 and the other
provisions of this Agreement relating to the maintenance of capital accounts are intended to comply with Treasury Regulation section 1.704-1(b) and Treasury Regulation section 1.704-2, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. To the extent necessary to comply with Treasury
Regulation section 1.704-1(b)(2)(ii)(d), a Member's Capital Account shall be reduced for the adjustments and allocations set forth in Treasury Regulation section 1.704-1(b)(2)(ii)(d)(4), (5) and (6). In the event a Majority in Interest determines that it is prudent or advisable to modify the manner in which the Capital Accounts, or any increases or decreases thereto, are computed in order to comply with such Treasury Regulations, such Majority in Interest may cause such modification to be made without the consent of all the Members, provided that it is not likely to have a material effect on the amounts distributable to any Member upon the dissolution of the Company. In addition, a Majority in Interest may amend this Agreement in order to comply with such Treasury Regulations as provided in Section 3(j) below.
3.	Special Rules Regarding Allocation of Tax Items.
Notwithstanding the provisions of Article IV, the following special rules shall apply in allocating the net income or net loss of the
Company:
(a)	Section 704(c) and Revaluation Allocations.
In accordance with Code Section 704(c) and the Treasury
Regulations thereunder, and notwithstanding any
subsequent repeal or modification thereof, income, gain,
loss and deduction with respect to any property contributed
to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of
any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Fair
Value at the time of contribution.  In the event of the
occurrence of a Revaluation, subsequent allocations of
income, gain, loss and deduction with respect to such
property shall take account of any variation between the
adjusted basis of such property to the Company for federal
income tax purposes and its Fair Value immediately after
the adjustment in the same manner as under Code Section
704(c) and the Treasury Regulations thereunder.
Allocations pursuant to this Section 3(a) are solely for
income tax purposes and shall not affect, or in any way be
taken into account in computing, any Member's Capital
Account, distributions or share of income or loss, pursuant
to any provision of this Agreement.
(b)	Minimum Gain Chargeback.
Notwithstanding any other provision of Article IV, if there
is a net decrease in Company Minimum Gain during a
Company taxable year, each Member shall be allocated
items of income and gain for such year (and, if necessary,
for subsequent years) in an amount equal to that Member's
share of the net decrease in Company Minimum Gain
during such year (hereinafter referred to as the "Minimum
Gain Chargeback Requirement").  A Member's share of the
net decrease in Company Minimum Gain is the amount of
the total decrease multiplied by the Member's percentage
share of the Company Minimum Gain at the end of the
immediately preceding taxable year.  A Member is not
subject to the Minimum Gain Chargeback Requirement to
the extent:  (1) the Member's share of the net decrease in
Company Minimum Gain is caused by a guarantee,
refinancing or other change in the debt instrument causing
it to become partially or wholly recourse debt or a Member
Nonrecourse Liability, and the Member bears the economic
risk of loss for the newly guaranteed, refinanced or
otherwise changed liability; (2) the Member contributes
capital to the Company that is used to repay the
Nonrecourse Liability and the Member's share of the net
decrease in Company Minimum Gain results from the
repayment; or (3) the Minimum Gain Chargeback
Requirement would cause a distortion and the
Commissioner of the Internal Revenue Service waives such
requirement.
A Member's share of Company Minimum Gain
shall be computed in accordance with Treasury Regulation
section 1.704-2(g) and as of the end of any Company taxable year shall equal:  (1) the sum of the nonrecourse deductions
allocated to that Member up to that time and the
distributions made to that Member up to that time of
proceeds of a Nonrecourse Liability allocable to an increase of Company Minimum Gain, minus (2) the sum of that
Member's aggregate share of net decrease in Company
Minimum Gain plus his aggregate share of decreases
resulting from revaluations of Company Property subject to
Nonrecourse Liabilities.  In addition, a Member's share of
Company Minimum Gain shall be adjusted for the
conversion of recourse and Member Nonrecourse
Liabilities into Nonrecourse Liabilities in accordance with
Treasury Regulation section 1.704-2(g)(3).  In computing the above, amounts allocated or distributed to the Member's
predecessor in interest shall be taken into account.
(c)	Member Minimum Gain Chargeback.
Notwithstanding any other provision of Article IV, if there
is a net decrease in Member Minimum Gain during a
Company taxable year, any Member with a share of that
Member Minimum Gain (determined under Treasury
Regulation section 1.704-2(i)(5)) as of the beginning of the year shall be allocated items of income and gain for such year
(and, if necessary, for subsequent years) equal to that
Member's share of the net decrease in Member Minimum
Gain.  In accordance with Treasury Regulation
section 1.704-2(i)(4), a Member is not subject to the Member
Minimum Gain Chargeback requirement to the extent the
net decrease in Member Minimum Gain arises because the
liability ceases to be Member Nonrecourse Debt due to a
conversion, refinancing or other change in the debt
instrument that causes it to be partially or wholly a
nonrecourse debt.  The amount that would otherwise be
subject to the Member Minimum Gain Chargeback
requirement is added to the Member's share of Company
Minimum Gain.
(d)	Qualified Income Offset.  In the event any
Member unexpectedly receives an adjustment, allocation or
distribution described in Treasury Regulation
section 1.704.1(b)(2)(ii)(d)(4), (5) or (6), which causes or increases such Member's Adjusted Capital Account Deficit,
items of Company income and gain (consisting of a pro rata
portion of each item of Company income, including gross
income, and gain for such year) shall be specially allocated to such Member in an amount and manner sufficient to
eliminate such Adjusted Capital Account Deficit as quickly
as possible, provided that an allocation under this
Section 3(d) shall be made if and only to the extent such
Member would have an Adjusted Capital Account Deficit
after all other allocations under Article IV have been made.
(e)	Nonrecourse Deductions.  Nonrecourse
Deductions for any taxable year or other period shall be
allocated to the Members in proportion to their Percentage
Interests.
(f)	Member Nonrecourse Deductions.  Any
Member Nonrecourse Deduction shall be allocated to the
Member who bears the risk of loss with respect to the loan
to which such Member Nonrecourse Deductions are
attributable in accordance with Treasury Regulation
section 1.704-2(i).
(g)	Curative Allocations.  Any special
allocations of items of income, gain, deduction or loss
pursuant to Sections 3(b), (c), (d), (e) and (f) shall be taken into account in computing subsequent allocations of income
and gain pursuant to Article IV, so that the net amount of
any items so allocated and all other items allocated to each
Member pursuant to Article IV shall, to the extent possible, be equal to the net amount that would have been allocated
to each such Member pursuant to the provisions of
Article IV if such adjustments, allocations or distributions had not occurred.
(h)	Loss Allocation Limitation.
Notwithstanding the other provisions of Article IV, unless
otherwise agreed to by all of the Members, no Member
shall be allocated Loss in any taxable year which would
cause or increase an Adjusted Capital Account Deficit as of
the end of such taxable year.
(i)	Share of Nonrecourse Liabilities.  Solely for
purposes of determining a Member's proportionate share of
the "excess nonrecourse liabilities" of the Company within
the meaning of Treasury Regulation section 1.752-3(a)(3), each
Member's interest in Company profits is equal to its
respective Percentage Interest.
(j)	Compliance with Treasury Regulations.  The
foregoing provisions of this Section 3 are intended to
comply with Treasury Regulation sections 1.704-1, 1.704-2 and
1.752-1 through 1.752-5, and shall be interpreted and
applied in a manner consistent with such Treasury
Regulations.  In the event it is determined by a Majority in
Interest that it is prudent or advisable to so amend this
Agreement in order to comply with such Treasury
Regulations, such Majority in Interest is empowered to
amend or modify this Agreement without the consent of all
the Members, notwithstanding any other provision of this
Agreement.
(k)	General Allocation Provisions.  Except as
otherwise provided in this Agreement, all items that are
components of Income or Loss shall be divided among the
Members in the same proportions as they share such net
income or net loss, as the case may be, for the year.  For
purposes of determining the Income, Loss or any other
items for any period, Income, Loss or any such other items
shall be determined on a daily, monthly or other basis, as
determined by the Members using any permissible method
under Code Section 706 and the Treasury Regulations
thereunder.


Schedule D
Agreed Value of the Company

	The undersigned, being all of the Members of First Computer Services, LLC (the "Company"), hereby determine that the Agreed Value of the Company, as defined in the Operating Agreement dated ______________, 2001, as may be amended, is $___________.

Dated as of:  12-20-01

THE MEMBERS:

FIRST AMERICAN CAPITAL CORP.


By:  /s/ Rick Meyer
       Rick Meyer
Its:  President

FIRST ALLIANCE CORPORATION


By:  /s/ Mike Fink
	 Mike Fink
Its:	 President





D-1

NEW / NEW
NERAC   157224

	2
	A-1
	B-8
	D-2